Exhibit 10-6

Borrower:	The Goldfield Corporation, a Delaware corporation
Account Number:	9660933082	BB&T	Note Number: 00011
Address:	1684 Hibiscus Blvd.		Melbourne, Florida
	Melbourne, FL 32901	PROMISSORY NOTE	Date: March 6, 2015

The Goldfield Corporation (the “Borrower”), whether one or more) HEREBY REPRESENTS THAT THE LOAN EVIDENCED HEREBY IS BEING OBTAINED FOR BUSINESS/COMMERCIAL PURPOSES. For value received, the Borrower, jointly and severally if more than one, promises to pay to BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (the "Bank"), or order, at any of Bank's offices in the above referenced city (or such other place or places that may be hereafter designated by Bank), the sum of TWO MILLION AND NO/100 Dollars ($2,000,000.00), in immediately available currency of the United States of America.

Interest shall accrue from the date hereof on the unpaid balance outstanding from time to time at the:

See Addendum to Promissory Note attached hereto.

Principal and interest are payable as follows:

Accrued interest is payable monthly commencing on April 6, 2015, and continuing on the same day of each calendar period thereafter, until March 6, 2016, at which time principal and interest shall be paid as follows:

1.
Commencing April 6, 2016 and each month thereafter through and including March 6, 2020, monthly principal payments in the amount of 1/48th of the principal balance outstanding as of March 6, 2016, plus monthly accrued interest;

2.	On March 6, 2020 the entire outstanding principal and accrued interest shall be due and payable in full.
Borrower shall pay to Bank, or order, a late fee in the amount of four percent (4%) of any installment past due for fifteen (15) or more days. When any installment payment is past due for fifteen (15) or more days, subsequent payments shall first be applied to the past due balance. In addition, Borrower shall pay to Bank a returned payment fee if the Borrower or any other obligor hereon makes any payment at any time by check or other instrument, or by any electronic means, which is returned to Bank because of nonpayment due to nonsufficient funds.
All interest shall be computed and charged for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days. In the event periodic accruals of interest shall exceed any periodic fixed payment amount described above, the fixed payment amount shall be immediately increased, or additional supplemental interest payments required on the same periodic basis as specified above (increased fixed payments or supplemental payments to be determined in the Bank's sole discretion), in such amounts and at such times as shall be necessary to pay all accruals of interest for the period and all accruals of unpaid interest from previous periods. Such adjustments to the fixed payment amount or supplemental payments shall remain in effect for so long as any interest accruals shall exceed the original fixed payment amount and shall be further adjusted upward or downward to reflect changes in any variable interest rate; provided that unless elected otherwise above, the fixed payment amount shall not be reduced below the original fixed payment amount. However, Bank shall have the right, in its sole discretion, to lower the fixed payment amount below the original payment amount. Notwithstanding any other provision contained in this Agreement, in no event shall the provisions of this paragraph be applicable to any promissory note which requires disclosures pursuant to the Consumer Protection Act (Truth-In-Lending Act), 15 USC § 1601, et seq., as implemented by Regulation Z.
This Note is executed and delivered by Borrower in connection with the following agreements (if any) between Borrower or other parties owning collateral and Bank:
Florida Documentary Stamp Tax is not required.
Security Agreement conveying a security interest to Bank dated of even date given by Borrower and Southeast Power Corporation, Power Corporation of America, Bayswater Development Corporation, Pineapple House of Brevard, Inc., and C and C Power Line, Inc.

Master Loan Agreement dated of even date, executed by Borrower and Southeast Power Corporation, Power Corporation of America, Bayswater Development Corporation, Pineapple House of Brevard, Inc., and C and C Power Line, Inc.
All of the terms, conditions and covenants of the above described agreements (the "Agreements") are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Note is entitled to the benefits of and remedies provided in the Agreements and any other agreements by and between Borrower and Bank. In addition to Bank’s right of set-off and to any liens and security interests granted to Bank in the Agreements, the Borrower hereby grants to Bank a security interest in all of its deposit accounts maintained with and investment property held by Bank, which shall serve as collateral for the indebtedness and obligations evidenced by this Note.
No delay or omission on the part of Bank or other holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or of any other right on any future occasion. Each Borrower under this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there be available to the holder collateral for this Note, and to the additions or releases of any other parties or persons primarily or secondarily liable herefor.
Subject to applicable notice and cure periods set forth below, the following shall constitute events of default hereunder: Borrower’s failure to pay any part of the principal or interest within ten (10) days of when due or to fully perform any covenant or obligation under this Note, the Agreements or on any other liability to Bank by any one or more of the Borrower, by any affiliate of the Borrower (as defined in 11 USC Section (101)(2)), or by any guarantor this Note (said affiliate or guarantor herein called “Obligor”); or should any financial statement, representation or warranty made to Bank by any Borrower or any Obligor be found to be incorrect or incomplete in any material respect; or should any Borrower fail to furnish information and documentation to the Bank sufficient to verify the identity of the Borrower as required under the USA Patriot Act; or should Borrower commit an event of a default under any of the Agreements or under any other obligation of any of the Borrower or of any Obligor; or; or should any Borrower or any

Obligor -die, terminate its existence, allow the appointment of a receiver for any part of its property, make an assignment for the benefit of creditors; or should a proceeding under bankruptcy or insolvency laws be initiated by or against any Borrower or any Obligor; or should Bank determine that Borrower or any Obligor has suffered a material adverse change in its financial condition or business operations; or should there occur an attachment, execution, or other judicial seizure of all or any portion of the Borrower's or any Obligor's assets, including an action or proceeding to seize any funds on deposit with the Bank, and such seizure is not discharged within 20 days; or should a final judgment for the payment of money shall be rendered against any Borrower or any Obligor which is not covered by insurance or debt cancellation contract and shall remain undischarged for a period of 30 days unless such judgment or execution thereon is effectively stayed; or should any guarantor terminate any guaranty agreement given in connection with this Note, then any one of the same shall be a material default hereunder and this Note and other debts due the Bank by any Borrower shall immediately become due and payable at the option of the Bank without notice or demand of any kind, which is hereby waived. Borrower shall have a ten (10) day cure period for from the date the Bank notifies the Borrower of any monetary Events of Default.
Notwithstanding any provision contained in this Note or any other Agreements to the contrary, in the event of a payment default, Bank’s right to accelerate the indebtedness evidenced by this Note shall be immediate and without notice to Borrower of such event of default. With respect any non-payment default under this Note or the other Agreements which is curable, Bank’s right to accelerate the indebtedness evidenced by this Note shall be forty-five (45) days after the Borrower has received written notice thereof from the Bank. For the avoidance of doubt, in no event shall any notice and right to cure be required or given for any event of default arising from: any financial statement, report, certificate or other document furnished prior or pursuant to the Agreements which proves to be false or misleading in any material respect; should Borrower or any Obligor voluntarily become a debtor under the Bankruptcy Code, become subject to any insolvency proceeding, make an assignment for the benefit of creditors or become subject to any attachment, execution, or judicial seizure of its assets (including ay funds on deposit with Bank); any failure to repay this Note at maturity; any commencement of the process of liquidation or dissolution; any proceeding commenced against it seeking the forfeiture of all or any part of the collateral securing this Note or other assets as a result of any criminal activity; the sale, conveyance, transfer or encumbrance of any real property subject to a Mortgage granted to Bank or a bulk sale transfer of any personal collateral without the prior consent of Bank; or upon the termination of any Guaranty Agreement by any Guarantor or the death of any Guarantor.
From and after any event of default hereunder, interest shall accrue on the sum of the principal balance then outstanding at the variable rate equal to the Bank's Prime Rate plus 5% per annum ("Default Rate") until such principal and interest have been paid in full, provided that such rate shall not exceed at any time the highest rate of interest permitted by the laws of the State of Florida; and further provided that such rate shall apply after judgment. In addition, upon default, the Bank may pursue its full legal remedies under the Agreements and other remedies at law or equity, and the balance due hereunder may be charged against any obligation of the Bank to any party including any Obligor. Bank shall not be obligated to accept any check, money order, or other payment instrument marked "payment in full" on any disputed amount due hereunder, and Bank expressly reserves the right to reject all such payment instruments. Borrower agrees that tender of its check or other payment instrument so marked will not satisfy or discharge its obligation under this Note, disputed or otherwise, even if such check or payment instrument is inadvertently processed by Bank unless in fact such payment is in fact sufficient to pay the amount due hereunder.
Unless otherwise required under a Loan Agreement, if applicable, and as long as any indebtedness evidenced by this Note remains outstanding or as long as Bank remains obligated to make advances, the Borrower shall furnish annually, as requested, an updated annual report of The Goldfield Corporation and Subsidiaries as filed with the Securities and Exchange Commission, which, when delivered shall be the property of the Bank.
The term "Prime Rate," if used herein, means the rate of interest per annum announced by the Bank from time to time and adopted as its Prime Rate at its executive offices in Winston-Salem, North Carolina. The Prime Rate is one of several rate indexes employed by the Bank when extending credit, and not necessarily the lowest rate. Any change in the interest rate resulting from a change in the Bank's Prime Rate shall become effective as of the opening of business on the effective date of the change. If this Note is placed with an attorney for collection, the Borrower agrees to pay, in addition to principal, interest, and late fees, if any, all costs of collection, including but not limited to all reasonable attorneys' fees incurred by Bank. All obligations of the Borrower shall bind his heirs, executors, administrators, successors, and/or assigns. Use of the masculine pronoun herein shall include the feminine and the neuter, and also the plural. If more than one party shall execute this Note, the term "Borrower" as used herein shall mean all the parties signing this Note and each of them, and all such parties shall be jointly and severally obligated hereunder. Wherever possible, each provision of this Note shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Each Borrower hereby waives all exemptions and homestead laws as may be permitted by Florida law. The proceeds of the loan evidenced by this Note may be paid to any Borrower.
From time to time the maturity date of this Note may be extended, or this Note may be renewed in whole or in part, or a new note of different form may be substituted for this Note, or the rate of interest may be modified, or changes may be made in consideration of loan extensions, and the holder hereof, from time to time may waive or surrender, either in whole or in part any rights, guaranties, security interests or liens, given for the benefit of the holder in connection with the payment and the securing of payment of this Note; but no such occurrence shall in any manner affect, limit, modify, or otherwise impair any rights, guaranties or security of the holder hereof not specifically waived, released, or surrendered in writing, nor shall the Borrower or any obligor be released from liability by reason of the occurrence of any such event. The holder hereof, from time to time, shall have the unlimited right to release any person who might be liable hereon, and such release shall not affect or discharge the liability of any other person who is or might be liable hereon. No waivers and modifications shall be valid unless in writing and signed by Bank. The Bank may, at its option, charge any fees for the modification, renewal, extension, or amendment of any of the terms of this Note permitted by the laws of the state of Florida. In case of a conflict between the terms of this Note and any Loan Agreement executed in connection herewith, the priority of controlling terms shall be first this Note, then the Loan Agreement. This Note shall be governed by and construed in accordance with the laws of Florida.
REQUIRED INFORMATION FOR A NEW LOAN: To help the government fight the funding of terrorism and money laundering activities, federal law requires Bank to obtain, verify and record information that identifies each person or entity obtaining a loan including the borrower's legal name, address, date of birth, driver's license, organizational documents or other identifying documents.

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UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, THE BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS NOTE OR ANY OF THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE BORROWER AND BANK. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN AND ENTER INTO THIS AGREEMENT. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

(SIGNATURES ON FOLLOWING PAGE)

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BB&T

PROMISSORY NOTE SIGNATURE PAGE

Borrower:	The Goldfield Corporation
Account Number:	9660933082	Note Number: 00011
Note Amount:	$2,000,000.00	Date: March 6, 2015

IN WITNESS WHEREOF, the Borrower, on the day and year first written above, has executed, or caused this Note to be executed by its authorized officer or representative, under seal.

Borrower:

/s/ Barry Forbes	The Goldfield Corporation, a Delaware Corporation
Witness:

Barry Forbes	By: /s/ Stephen R. Wherry
Print Name:
Stephen R. Wherry, its Senior Vice President
/s/ Beverly LePierre
Witness:

Beverly LePierre
Print Name:

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